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EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS
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As independent certified public accountant of Seaview Video Technology, Inc., I hereby consent to the reference to my firm under the caption "Experts" and to the use of my report dated April 9, 2001, except for Note 12, as to which the date is April 10, 2002 in the Registration Statement (Form SB-2/A) filed with the Securities and Exchange Commission.

By: /s/ Carol McAtee, CPA
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St. Petersburg, Florida
January 7, 2003